                                                                   EXHIBIT 10.29


                          EQUIPMENT PURCHASE AGREEMENT
                            (With EPII, as Assignee)


         THIS EQUIPMENT PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into this 31st day of March, 1998, by and between MULTIMEDIA GAMES, INC., a Texas corporation ("SELLER") and EQUIPMENT PURCHASING II L.L.C., a Delaware limited liability company, as assignee of Patricia McGinty ("BUYER").

                              W I T N E S S E T H :

         WHEREAS, Seller owns and operates a Class II gaming business at its offices located at 7335 South Lewis, Suite 302, Tulsa, Oklahoma (the "BUSINESS");

         WHEREAS, Buyer is the assignee of an Equipment Purchase Agreement (the "ASSIGNED AGREEMENT") between Seller and Patricia McGinty ("ASSIGNOR") pursuant to which Assignor agreed to purchase from Seller certain gaming equipment used by Seller in the Business; and

         WHEREAS, Buyer has assumed the obligations of Assignor under the Assigned Agreement and desires to purchase from Seller, and Seller desires to sell to Buyer, subject to the terms and conditions of this Agreement (which amends and restates the Assigned Agreement solely to reflect Buyer as assignee and to extend the maturity date of the Note referred to below), certain gaming equipment relating to the Business;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF EQUIPMENT

         Section 1.1 Sale of Equipment. On the Closing Date (as hereinafter defined), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all liens, encumbrances and adverse claims (other than claims of lessees of the Equipment related to the lease and use thereof) that certain gaming equipment set forth on
EXHIBIT 1.1 hereto (collectively, the "EQUIPMENT" and individually, an "EPS").

         Section 1.2 Purchase Price. The purchase price (the "PURCHASE PRICE") for the Equipment shall be the dollar amount set forth on EXHIBIT 1.1 as the sum of the total cost of the Equipment. The Purchase Price shall be payable at the Closing (as hereinafter defined) by the delivery of a promissory note to Seller in the form attached as Exhibit 1.2 in the principal amount of the Purchase Price with interest payable at two percent (2%) above prime rate (as published in the Wall Street Journal), and an initial maturity date of April 30, 1998, which is hereby extended to May 14, 1998 (the "NOTE").

         Section 1.3 Warrants. As additional inducement for Buyer to enter into this Agreement, Seller agrees to issue to Buyer at Closing, one hundred (100) warrants to purchase the Common Stock of Seller (the "WARRANTS") for each EPS indicated on EXHIBIT 1.1 as being subject to Lease. The terms of each warrant shall be as set forth in the Warrant Agreement attached hereto as EXHIBIT 1.3 (the "WARRANT AGREEMENT"). The purchase price per share of Common Stock of Seller purchasable pursuant to each Warrant shall be initially $9.44, which was the closing market price on day before Closing, and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be initially one (1) share of Common Stock of Seller. The Warrants shall become exercisable one (1) year from the Closing Date and shall expire on the fifth anniversary of the Closing Date.

         Section 1.4 Risk of Loss. The risk of loss or destruction or damage to any or all of the Equipment from any cause whatsoever at all times prior to the Closing Date of the purchase of the Equipment shall be borne by Seller. Subsequent to the Closing Date of the purchase of the Equipment, the risk of loss or destruction of or damage to any or all the Equipment from any cause whatsoever shall be borne by Buyer, subject to the agreements and indemnities of the "Manager" for the benefit of the "Owner" as provided in, and as such terms are defined in, the Management Agreement of even date referred to in Section 2.2(b) below.

         Section 1.5 Lease of Equipment. Ownership of Equipment shall transfer subject to any and all lease or use agreements relating to such Equipment, including leases that entitle the lessee thereunder to purchase the Equipment. If any lessee of equipment exercises its rights under a lease agreement to purchase the underlying equipment, Buyer shall transfer title to lessee.

         Section 1.6 Certain Taxes and Fees. Buyer shall be responsible for (i) any sales and use taxes which may become due and owing by reason of the sale of the Equipment hereunder, (ii) all transfer, documentary and similar taxes and all other duties, levies or other governmental charges incurred by or imposed on the parties hereto with respect to the property transfer contemplated pursuant to this Agreement, and (iii) all recording fees, if any, relating to the filing of instruments transferring title to Buyer from Seller.

         Section 1.7 Ad Valorem Taxes. Ad valorem, property and similar taxes and assessments with respect to the Equipment for the assessment year in which Closing occurs shall be prorated to the Closing Date, so that Seller shall be responsible for such taxes for the period prior to the Closing Date and Buyer shall be responsible for such taxes for the period on and after the Closing Date.

         Section 1.8 Other Expenses. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorneys' and accountant fees, shall be borne by the party incurring same.

         Section 1.9 Assignment of Warranties. Seller agrees to assign to Buyer at closing; any and all valid warranties it may have in and to the Equipment; provided that Seller shall not be obligated to assign any warranties which are non-assignable pursuant to their terms.

         Section 2.0 Intellectual Property. Buyer is not acquiring any license or other right to use, or any ownership interest in, the intellectual property of Seller, including without limitation the trade names "MegaMania" and "FlashCash" or any software related to such games.


                                   ARTICLE II

                                     CLOSING

         Section 2.1 Closing. Closing of the purchase and sale of Equipment provided for herein ("CLOSING") shall take place on or before March 31, 1998 at a time and place mutually satisfactory to both parties (the "CLOSING DATE"). At Closing, Seller shall deliver to Buyer a duly executed bill of sale in substantially the form of EXHIBIT 2.1 hereto. Buyer shall deliver to Seller, the Purchase Price as provided in Section 1.2 hereof.

         Section 2.2 Conditions to Each Party's Obligations. The respective obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement shall be subject to each of the following conditions, in addition to those set forth in Section 2.1 hereof:

                  (a) the parties shall have received the Rental Pool Agreement, duly authorized and executed by the other, in substantially the form attached as EXHIBIT 2.2(A);

                  (b) the parties shall have received the Management Agreement, duly authorized and executed by the other, in substantially the form attached as EXHIBIT 2.2(B); and

                  (c) Buyer shall have received the Warrants from Seller.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer, and covenants with Buyer as follows:

         Section 3.1 Corporate Existence; Authority. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and other action; and no further corporate or other action is necessary for Seller to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

         Section 3.2 Consents. No consent, approval, waiver or authorization of, or the making of any declaration or filing with, any governmental authority or any other person is necessary in connection with the execution, delivery or performance by Seller of this Agreement, and the consummation of the transaction contemplated by this Agreement will not require the approval of any entity or person in order to prevent the breach or termination of any agreement or other right, privilege, license or agreement of Seller.

         Section 3.3 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Seller nor the fulfillment of or compliance with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of the Certificate of Incorporation or Bylaws of Seller, or any other agreement, mortgage, lease, license or other instrument or obligation to which Seller is a party or by which the Equipment is bound, or any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which any Seller is bound.

         Section 3.4 Validity and Binding Effect. Seller has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equitable principles.

         Section 3.5 Title to Equipment. Seller has good and marketable title to, and is the owner of, the Equipment, free and clear of all liens, mortgages, security agreements, leases, options, pledges, charges, covenants, conditions, restrictions and other encumbrances and claims of any kind or character whatsoever (other than claims of lessees of the Equipment pursuant to the terms thereof) and will convey the same to Buyer at Closing.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Seller hereby represents and warrants to Buyer, and covenants with Buyer as follows:

         Section 4.1 Consents. No consent, approval, waiver or authorization of, or the making of any declaration or filing with, any governmental authority or any other person is necessary in connection with the execution, delivery or performance by Buyer of this Agreement, and the consummation of the transaction contemplated by this Agreement will not require the approval of any entity or person in order to prevent the breach or termination of any agreement or other right, privilege, license or agreement of Buyer.

         Section 4.2 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Buyer nor the fulfillment of or compliance with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the internal charter or operation documents of Buyer or any agreement or other instrument to which Buyer is a party or by which it is bound, or result in the violation of any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which Buyer is bound.

         Section 4.3 Validity and Binding Effect. Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights or by general equitable principles.


                                    ARTICLE V

                        CERTAIN COVENANTS OF THE PARTIES

         Section 5.1 Registrations, Filings and Consents. Seller will cooperate in good faith, at Buyer's request, to make all registrations, filings, and applications and to give all notices and to obtain all governmental and other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby or which may thereafter be reasonably necessary or desirable to effect the transfer or renewal of the Equipment.

         Section 5.2 Further Assurances. Seller agrees from time to time, whether at or after the Closing Date, to execute and deliver, and will cause its affiliates to execute and deliver, such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request in order to more effectively convey and transfer to Buyer the Equipment.

         Section 5.3 Disclaimer; Limitation of Remedies. THE PARTIES AGREE THAT THE EQUIPMENT SOLD, CONVEYED, TRANSFERRED AND ASSIGNED HEREBY IS SOLD AND CONVEYED ON AN "AS IS, WHERE IS" BASIS AND THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY TO THE GOODS SOLD. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF USE OR LOSS OF PROFITS INCURRED BY BUYER IN CONNECTION WITH OR RELATING TO THE PURCHASE OF THE EQUIPMENT PURSUANT TO THIS AGREEMENT OR THE USE OF THE EQUIPMENT. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection herewith shall be in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof, shall survive Closing and shall continue to be applicable and binding thereafter.

         Section 6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         Section 6.3 Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by Buyer and Seller.

         Section 6.4 Expenses. Each party hereto shall separately bear the expenses incurred by it in connection with this Agreement and in connection with all things required to be done by it hereunder.

         Section 6.5 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or when sent by facsimile or on the third day after being mailed by registered or certified mail, postage prepaid, addressed as follows:

                  To Seller:        Multimedia Games, Inc.
                                    7335 S. Lewis, Suite 302
                                    Tulsa, OK 74136
                                    Attention:  Contract Administration

                  To Buyer:         Equipment Purchasing II L.L.C.
                                    c/o Multimedia Games, Inc.
                                    7335 S. Lewis, Suite 302
                                    Tulsa, OK 74136
                                    Attention: Frederick E. Roll

         Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 6.5.

         Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld; further provided that Buyer may assign this Agreement to a controlled entity at any time without the consent of the Seller, but such assignment shall not relieve Buyer from her obligations under the Note.

         Section 6.7 Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

         Section 6.8 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

         Section 6.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         Section 6.10 Bulk Sales. The parties hereby waive any necessary compliance with the provisions of any applicable bulk sales or transfer laws. Buyer hereby jointly and severally agrees to indemnify, defend and hold Buyer harmless from and against any loss or liability Seller may suffer because of noncompliance with such bulk sales or transfer laws or any similar laws of any state.

         Section 6.11 Assigned Agreement. This Agreement amends and restates the Assigned Agreement which, as so amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.

                                          EQUIPMENT PURCHASING II L.L.C.
                                              By: Rio Grande Management Corp.



                                          By:
                                              ----------------------------------
                                              Name: Clifton Lind
                                              Its:  President



                                          MULTIMEDIA GAMES, INC.



                                          By:
                                              ----------------------------------
                                              Name: Gordon Graves
                                              Its:  Chief Executive Officer

                                   EXHIBIT 1.1

                                    EQUIPMENT




                            See Exhibit 1.1 attached

                                   EXHIBIT 2.1

                                  BILL OF SALE


KNOW ALL PERSONS BY THESE PRESENTS:

         MULTIMEDIA GAMES, INC., a Texas corporation ("SELLER"), in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer and set over to EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("BUYER"), all of Seller's right, title and interest in and to the equipment and other tangible personal property described on Schedule "A" attached hereto and made a part hereof (all of such personal property is hereinafter collectively referred to as the "EQUIPMENT") except to the extent that such equipment is specifically excluded therein.

         Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Equipment, that the Equipment is free and clear of all liens, charges and encumbrances (other than claims of lessees of the Equipment related to the lease and use thereof), and that Seller has full right, power and authority to sell the Equipment and to make this Bill of Sale.

         THE PARTIES AGREE THAT THE EQUIPMENT SOLD, CONVEYED, TRANSFERRED AND ASSIGNED HEREBY IS SOLD AND CONVEYED ON AN "AS IS, WHERE IS" BASIS AND THAT THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARE EXCLUDED FROM THIS TRANSACTION AND SHALL NOT APPLY TO THE GOODS SOLD. BUYER ACKNOWLEDGES THAT SELLER SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF USE OR LOSS OF PROFITS INCURRED BY BUYER IN CONNECTION WITH OR RELATING TO THE PURCHASE OF THE EQUIPMENT PURSUANT TO THIS AGREEMENT OR THE USE OF THE EQUIPMENT. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY LAW, RULE OR ORDER.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its officer thereunto duly authorized this 31st day of March, 1998.

                                           MULTIMEDIA GAMES, INC.,
                                           a Texas corporation


                                           By:
                                                  ------------------------------
                                           Name:  Gordon Graves
                                           Its:   Chief Executive Officer